Exhibit 4.1

Warrant Agreement

This Warrant and the Shares of common stock issuable upon the exercise hereof have not been registered under either the Securities Act of 1933, as amended (“Act”) or applicable state securities laws (“State Acts”) and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the Holder except upon the issuance to the Company of an opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

Warrant to Purchase 948,517
Shares of Common Stock

TeraForce Technology Corporation
(a Delaware corporation)
1240 E. Campbell Road
Richardson, Texas 75081

Not Transferable or Exercisable Except
upon Conditions Herein Specified

     TeraForce Technology Corporation, a Delaware corporation (“Company”), hereby certifies that Zurich American Insurance Company (“Zurich”), its registered successors and permitted assigns registered on the books of the Company maintained for such purposes, as the registered holder hereof (“Holder”), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company, $.01 par value (“Shares” or “Common Stock”), stated above at the purchase price per Share set forth in Section 1(b) below (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

RECITALS

     WHEREAS, Zurich has made a loan to the Company in the amount of $189,298, the proceeds of which have been used to fund the settlement of certain litigation (the “Loan”) and the Company wishes to provide Zurich security for such loan in the form of a warrant to purchase shares of Common Stock, the Company is hereby issuing to Holder, a warrant to purchase shares of Common Stock (this “Warrant”), subject to the following terms and conditions:

     1. Exercise of Warrants.

     (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Agreement, with the attached Purchase Form duly executed, at the principal office of the Company, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier’s check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased (or in the case of exercise pursuant to Section 1(c)(i) or (ii), as set forth in such sections), the Company shall deliver to the Holder hereof, as promptly as practicable and in any event within 10 days, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Agreement or Warrant Agreements of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

     (b) This Warrant may be exercised at a price of $0.01 per share (the “Exercise Price”) which is not subject to adjustment. The Warrant shall expire upon the repayment of all amounts due pursuant to the Loan, including accrued interest.

     (c) The Exercise Price shall be payable at the time of exercise. The Exercise Price may be paid in cash (by cashiers’ check or wire transfer).

     2. Exchange and Transfer of Warrant.

     At any time prior to the exercise hereof, upon presentation and surrender to the Company, this Warrant (a) may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, but (b) may not be sold, transferred, hypothecated, or assigned, in whole or in part, without the prior written consent of the Company.

     3. Rights and Obligations of Warrant Holder.

     (a) The Holder of this Warrant Agreement shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Agreement, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by his acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Agreement, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Agreement, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Agreement is registered on the books of the Company maintained for such purposes as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

     (b) No Holder of this Warrant Agreement shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon any Holder of this Warrant Agreement any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificate for those Shares are to be issued as the record holder thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company’s common stock.

     4. Shares Underlying Warrant.

     The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully paid and non-assessable, and free from all stamp taxes, liens and charges with respect to the purchase thereof.

     5. Representations and Warranties of Holder; Disposition of Warrant or Shares.

     (a) The Holder acknowledges that it has had access to all material information concerning the Company which it has requested. The Holder also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to this Warrant. The Holder is purchasing the Warrant and any Common Stock issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof in violation of the Act or State Acts. The Holder further represents that it understands that the Warrant and Common Stock to be issued upon exercise thereof have not been registered under the Act or State Acts by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

     (b) The Holder of this Warrant Agreement and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Agreement, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Act or State Acts and shall not be sold, pledged, hypothecated, or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of an opinion of counsel favorable to the Company or its counsel or submission to the Company of such evidence as may be satisfactory to the Company or its counsel, in each such case, to the effect that any such transfer shall not be in violation of the Act or the State Acts. It shall be a condition to the transfer of this Warrant that any transferee of this Warrant deliver to the Company his written agreement to accept and be bound by all of the terms and conditions of this Warrant Agreement.

     (c) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

“The securities represented by this certificate have not been registered under either the Securities Act of 1933 (“Act”) or the securities laws of any state (“State Acts”). Such securities shall not be sold, pledged, hypothecated, or otherwise transferred (whether or not for consideration) at any time whatsoever except upon registration or upon delivery to the Company of an opinion of its counsel satisfactory to the Company or its counsel that registration is not required for such transfer or the submission of such other evidence as may be satisfactory to the Company or its counsel to the effect that any such transfer shall not be in violation of the Act, State Acts or any rule or regulation promulgated thereunder.”

     (d) The Company has granted Holder registration rights to the shares underlying this Warrant, as set forth in the Registration Rights Agreement between the Company and the Holder dated August 19, 2004 (the “Registration Rights Agreement”).

     6. Adjustments.

     (a) Notwithstanding anything else herein, the number of Shares purchasable upon the exercise of this Warrant shall be an amount equal to 100% of the then outstanding principal balance under the Term Promissory Note dated August 19, 2004 delivered by Company to Zurich in the face amount of $189,298 which evidences the Loan (the “Note”) plus any accrued but unpaid interest under the Note, plus an amount equal to a reasonable projection for brokerage commissions and related fees that Lender will incur upon the sale of the

Shares, divided by the greater of (i) the average closing price of the Common Stock for the 10 days prior to the date Common Stock is issued upon exercise of this Warrant minus $0.01, and (ii) $0.15.

     (b) In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving Company but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for common stock or other securities of any other entity or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a reorganization or reclassification of the equity of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, the Holder shall be entitled to receive (at the aggregate Exercise Price in effect for Common Stock issuable upon such exercise of this Warrant immediately prior to such consummation), in lieu of Common Stock issuable upon such exercise of this Warrant prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant immediately prior thereto.

     7. Covenants of Holder.

     (a) Upon the repayment of all amounts due pursuant to the Loan, including accrued interest, the Holder will return this Warrant and the Warrant shall be cancelled.

     (b) Upon the exercise of this Warrant and any subsequent sale of the Shares, the proceeds of any such sale shall be deemed to reduce amounts due pursuant to the Note, including accrued interest.

     8. Representations, Warranties and Certain Covenants of Company.

     (a) The execution, delivery and performance by the Company of this Warrant, the Registration Rights Agreement, and the issuance of the shares of Common Stock upon exercise of the Warrant, have been duly authorized by all necessary corporate action. The Company has reserved 948,517 shares of Common Stock for issuance pursuant to this Warrant. This Warrant and the Registration Rights Agreement have been duly executed and delivered by the Company and each constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of the transactions contemplated by this Warrant and compliance with its provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, (x) the Company’s Amended and Restated Certificate of Incorporation or Restated Bylaws (each as amended to date) or (y) any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company which conflict or breach would result in a material adverse change in the business, operations or condition (financial or otherwise) of the Company (a “Material Adverse Effect”).

     (b) The Company is a corporation organized under the laws of the state of Delaware, has power and authority to own its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

     (c) Exercise of the Warrant as contemplated hereby will transfer to the Holder good, valid and marketable title to the Shares, free and clear of any liens, claims or encumbrances, except as set forth in any legend which appears on any certificate representing any of the Shares.

     (d) The issuance and delivery of the shares of Common Stock to be issued upon exercise of this Warrant have been at or prior to the date hereof, duly authorized by all necessary corporate action on the part of the Company. No person has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Shares. The shares of Common Stock will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching ownership thereof, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company and will be free of restrictions on transfer other than restrictions on transfer under this Warrant Agreement, the Registration Rights Agreement and under applicable state and federal securities laws.

     (e) Since September 30, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end immaterial audit adjustments).

     (f) So long as the Company beneficially owns the Common Shares that may be issued upon the exercise of this Warrant, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 and 15(d) of the 1934 Act and shall not terminate its status as an issuer required to file reports under the 1934 Act where the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of the Common Stock on the OTC Bulletin Board and will comply with the Company’s reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. applicable to it at least so long as the Company beneficially owns the Common Shares that may be issued upon the exercise of this Warrant. In the event the Company applies for listing on any national securities exchange or on the Nasdaq Stock Market, the Company will include the shares of Common Stock underlying this Warrant in any such application.

     (g) The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the exercise of this Warrant from time to time; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the issuance of shares by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

     9. Loss or Destruction.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Agreement, the Company will execute and deliver, in lieu thereof, a new Warrant Agreement of like tenor.

     10. Survival.

     The various representations, warranties, rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Agreement.

     11. Notices.

     Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid (or similar delivery if outside of the United States), and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified on the cover page hereof, and if to the Holder, it will be addressed to the registered Holder at its, his or his address as it appears on the books of the Company.

     12. Remedies.

     The Company stipulates that the remedies at law of the Holder in the event of a default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms herein or otherwise.

TeraForce Technology Corporation
By:	/s/ Robert P. Capps
Name: Robert P. Capps
Title: Executive Vice President

HOLDER: Zurich American Insurance Company
By:	/s/ James W. March
Name: James W. March
Title: Assistant General Counsel